Exhibit 16.1
                       [LETTERHEAD OF ERNST & YOUNG LLP]

April 19, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the caption "Change in Independent Auditors" within Formica Corporation's Registration Statement on form S-1 dated April 21, 1999, and are in agreement with the statements contained in the first paragraph on page 105 therein. We have no basis to agree or disagree with other statements of Formica Corporation contained therein.


                                                  /s/Ernst & Young LLP
White Plains, NY
April 19, 1999